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                                                                    Exhibit 10.5


(Multicurrency--Cross Border)

                               ISDA(Registered)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of February 2001



  Credit Suisse First Boston International
             ("Party A")                          Crusade Management Limited
and Perpetual Trustees Consolidated Limited   (ABN 90 072 715 916) ("Manager")
          (ABN 81 004 029 841)                      and DLJ International
  as trustee of Crusade Global Trust                    Capital ("DLJ")
       No. 1 of 2001 (Party B")
------------------------------------------ and ---------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.    Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.


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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable: --

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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      (ii) Liability. If: --

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgement) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


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(b) Absence of Certain Events. No Event of Default or Potential Event of Default
or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however


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      described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below: --

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


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6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If: --

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then


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      continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default: --

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

            Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            Termination Events. If the Early Termination Date results from a Termination Event: --

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties: --

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of Transaction without prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement: --

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group or Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


   St. George Bank Limited              Perpetual Trustees Consolidated Limited
------------------------------         ----------------------------------------
      (Name of Party)                                (Name of Party)


By:                                    By:
    --------------------------             -------------------------
    Name:                                  Name:
    Title:                                 Title:
    Date:                                  Date:




  Crusade Management Limited           Credit Suisse First Boston International
------------------------------         ----------------------------------------
      (Name of Party)                                (Name of Party)


By:                                    By:
    --------------------------             -------------------------
    Name:                                  Name:
    Title:                                 Title:
    Date:                                  Date:

                                      ISDA

              International Swaps and Derivatives Association, Inc.

                                    SCHEDULE

                                     to the

                                Master Agreement

                                   Dated as of

                                     Between

        CREDIT SUISSE FIRST BOSTON INTERNATIONAL ("CSFBi" AND "PARTY A")

                                       AND

PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841) IN ITS CAPACITY AS
         TRUSTEE OF THE CRUSADE GLOBAL TRUST NO. 1 OF 2001 ("PARTY B")

                                       AND

           CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916) ("MANAGER")

                                       AND

          DLJ INTERNATIONAL CAPITAL ("DLJ" AND "STANDBY SWAP PROVIDER")

                                     PART 1

                             TERMINATION PROVISIONS

(a)    "SPECIFIED ENTITY" is not applicable in relation to Party A and Party B.

(b)    "SPECIFIED TRANSACTION" will have the meaning set forth in Section 14.

(c)    (i)    Sections 5(a)(ii), (iii), (iv), (v), (vi), 5(b)(iii) and (iv) will not apply to Party A or Party B.

       (ii)   Replace Section 5(a)(i) with:

              "(i) FAILURE TO PAY OR DELIVER. Failure by the party to make when due any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10.00am on the tenth Local Business Day after the due date;"

       (iii) Section 5(b)(ii) will not apply to Party A as the Affected Party (subject to Part 5(m)(iii) of this Schedule).

(d) The "BANKRUPTCY" provisions of Section 5(a)(vii) are replaced by "An Insolvency Event has occurred in respect of Party A, Party B or DLJ ". In relation to Party A, the events described in the definition of Insolvency Event shall apply to it as if Party A were a relevant corporation

--------------------------------------------------------------------------------
       referred to in that definition. The occurrence of an Insolvency Event in respect of Party B in its personal capacity will not constitute an Event of Default provided that within thirty Business Days of that occurrence, Party A, Party B, the Manager and DLJ are able to procure the novation of this Agreement and all Transactions to a third party in respect of which the Designated Rating Agencies confirm that the novation will not cause a reduction or withdrawal of the rating of the Notes, and Party A, Party B and DLJ agree to execute such a novation agreement in standard ISDA form.


(e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a): will not apply to Party A.
       will not apply to Party B.

(f)    PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
       Agreement:

       (i)    Market Quotation (as amended by Part 5(q)(ii)) will apply; and

       (ii)   the Second Method will apply.

(g)    "TERMINATION CURRENCY" means United States Dollars.

(h)    "ADDITIONAL TERMINATION EVENT" means:

       (i) An Event of Default (as defined in the Security Trust Deed) occurs and the Security Trustee has declared, in accordance with the Security Trust Deed, the Notes immediately due and payable (and Party B is the Affected Party);

       (ii) [Party B must, at the direction of the Manager, terminate this Agreement if it becomes obliged to make a withholding or deduction in respect of any Notes and the Notes are redeemed as a result (and Party B is the Affected Party)].

                                     PART 2

                               TAX REPRESENTATIONS

(a)    PAYER TAX REPRESENTATIONS

       For the purpose of Section 3(e) of the Agreement, Party A and Party B will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

       (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

       (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

       (iii)  the satisfaction of the agreement of the other party contained in
              Section 4(d) of this Agreement.

       provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

--------------------------------------------------------------------------------

(b)    PAYEE TAX REPRESENTATIONS

       For the purpose of Section 3(f) of this Agreement:

       Party A makes the following representation:

       None

       Party B makes the following representation:

       It is an Australian resident and does not derive the payments under this Agreement in part or in whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS

(a) For the purposes of Section 4(a)(i) and (ii) of this Agreement each party agrees to deliver the following documents as applicable in accordance with the following:

------------------------ ------------------------------- ------------------------ ------------------
PARTY REQUIRED TO        DOCUMENT                        DATE BY WHICH TO BE      COVERED BY
DELIVER                                                  DELIVERED                SECTION 3(d)
                                                                                  REPRESENTATIONS
------------------------ ------------------------------- ------------------------ ------------------
Party B and the Manager  a list of authorised            On execution and         yes
                         signatories for the party and   delivery of this
                         evidence satisfactory in form   Agreement or any
                         and substance to the other      relevant Confirmation
                         party of the authority of the   and when the list is
                         authorised signatories of the   updated and at any
                         party to execute this           time on the request of
                         Agreement and each              the other party.
                         Confirmation on behalf of
                         Party B
------------------------ ------------------------------- ------------------------ ------------------
Party B                  a United States Internal        Upon (A) the earlier     yes
                         Revenue Service Form W-8 BEN,   of: (1) the first
                         or any successor form           Payment Date; (2)
                                                         promptly upon
                                                         reasonable demand by
                                                         Party A; and
                                                         (3)learning that any
                                                         United States Internal
                                                         Revenue Service Form
                                                         W-8 BEN previously
                                                         provided by Party B has
                                                         become obsolete or
                                                         incorrect; and (B)prior
                                                         to the first Payment
                                                         Date every three
                                                         calendar years
                                                         thereafter.
------------------------ ------------------------------- ------------------------ ------------------

--------------------------------------------------------------------------------

------------------------ ------------------------------- ------------------------ ------------------
Party A                  Party A shall deliver           On execution and         yes
                         evidence satisfactory in form   delivery of this
                         and substance to the other      Agreement or any
                         party of the authority of the   relevant Confirmation.
                         signatories of the party to
                         create this Agreement and
                         each confirmation on behalf
                         of Party A (including, but
                         not limited to, at the
                         request of Party B, an
                         incumbency certificate or a
                         Power or Attorney)
------------------------ ------------------------------- ------------------------ ------------------
Party B                  Legal opinions as to the        Before the entering      yes
                         validity and enforceability     into of any
                         of the obligations of Party B   Transaction.
                         and the Manager under this
                         Agreement, the Trust Deed,
                         the Security Trust Deed and
                         the Notes in form and
                         substance and issued by
                         legal counsel reasonably
                         acceptable to Party A
------------------------ ------------------------------- ------------------------ ------------------
Manager                  Copies of the Trust Deed and    On execution and         Yes
                         Security Trust Deed certified   delivery of this
                         to be true copies by two        Agreement
                         authorised signatories of the
                         Manager
------------------------ ------------------------------- ------------------------ ------------------
Manager                  A copy of any document          Promptly upon any such   Yes
                         amending or varying the terms   document becoming
                         of the Master Trust Deed or     effective in
                         the Security Trust Deed         accordance with its
                         certified to be a true copy     terms
                         by  two authorised
                         signatories of the Manager
------------------------ ------------------------------- ------------------------ ------------------



                                     PART 4

                                  MISCELLANEOUS

(a)    ADDRESS FOR NOTICES: For the purpose of Section 12(a) of this Agreement:

       (i)    Address for Notices to CSFBi as Party A (other than by facsimile):

              Address:          One Cabot Square
                                London E14 4QJ
                                England

              Attention:        (1) Head of Credit Risk Management;
                                (2) Managing Director - Operations Department;
                                (3) Director - Legal & Compliance Department;

              Telex No.:        264521
              Answerback:       CSFBI G

              (For all purposes.)

--------------------------------------------------------------------------------

              For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-

              Facsimile No.:    020 7888 2686
              Attention:        Managing Director - Legal Department

              Telephone number for oral confirmation of receipt of facsimile in legible form: 020 7888 2028. Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

       (ii)   Address for Notices to Party B:

              Level 2, 65 Southbank Boulevard, South Melbourne, Victoria, 3205

              Attention:        Philip Maddox

              Telephone:        (03) 9694 6509

              Facsimile:        (03) 9694 6462

              Telex:            N/A

       (iii)  Address for Notices to the Manager:

              Level 12, 55 Market Street, Sydney  NSW  2000

              Attention:        Middle Office Compliance Manager

              Telephone:        (03) 9320 5526

              Facsimile:        (03) 9320 5589

              Telex:            N/A

       (iv) Address for Notices to DLJ as Standby Swap Provider and (on and from the Novation Date) as Party A:

              Attention:

              Telephone:

              Facsimile:

              Telex:

(b)    PROCESS AGENT: For the purposes of Section 13(c) of this Agreement:

       CSFBi as Party A appoints as its Process Agent: Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY10010 (Attention:
       General Counsel, Legal and Compliance Department)

       Party B appoints as its Process Agent: CT Corporation, 111 Eighth Avenue, 13th Floor, New York NY 10011. Phone: 212 590 9100. Fax: 212 590 9190

       DLJ as Standby Swap Provider and (on and from the Novation Date) as Party A appoints as its Process Agent: Not Applicable

(c)    OFFICES: The provisions of Section 10(a) will apply to this Agreement.

(d)    MULTIBRANCH PARTY: For the purposes of Section 10(c) of this Agreement:

       Party A is not a multibranch Party.

       Party B is not a multibranch Party.

(e) CALCULATION AGENT: The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

--------------------------------------------------------------------------------

(f)    CREDIT SUPPORT DOCUMENT: Details of any Credit Support Document:

       (i)    In relation to CSFBi as Party A: Nil

       (ii)   In relation to Party B: Security Trust Deed.

       (iii)  In relation to DLJ as (on and from the Novation Date) Party A:
              [Guarantee]

(g)    CREDIT SUPPORT PROVIDER:

       (i)    In relation to CSFBi as Party A: DLJ

       (ii)   In relation to Party B: Nil

       (iii)  In relation to DLJ as (on and from the Novation Date) Party A:
              Credit Suisse First Boston (USA), Inc.

(h) GOVERNING LAW: This Agreement will be governed by and construed in accordance with the laws in force in New York and section 13(b)(i) is deleted and replaced with the following: "each party submits to the non-exclusive jurisdiction of the courts of New York and Courts of Appeal from them".

(i) NETTING OF PAYMENTS: Sub-paragraph (ii) of Section 2(c) of this Agreement will apply.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement. For the purposes of Section 3(c), each of Party A, Party B and DLJ is deemed not to have any Affiliates.

                                     PART 5

                                OTHER PROVISIONS

(a)    In Section 2(a)(i) add the following sentence:

"Each payment will be by way of exchange for the corresponding payment or payments payable by the other party."

(b) In Section 2(a)(ii), after "freely transferable funds "add the words and "free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement).

(c)    Insert new Sections 2(a)(iv) and 2(a)(v) as follows;

       (iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment or delivery due to be made to a party if it has satisfied all its payment and delivery obligations under Section 2(a)(i) of this Agreement and has no future payment or delivery obligations, whether absolute or contingent under Section 2(a)(i).

       (v)    Where:

              (1) payments are due pursuant to Section 2(a)(i) by Party A to Party B (the "PARTY A PAYMENT") and by Party B to Party A (the "PARTY B PAYMENT") on the same day; and

              (2) the Security Trust Deed has become, and remains at that time, enforceable. then Party A's obligation to make the Party A Payment to Party B shall be subject to the condition precedent (which shall be an "applicable condition precedent" for the purpose of Section 2(a)(iii)(3)) that Party A first receives either:

              (3)    the Party B Payment; or

              (4) confirmation from Party B's bank that it holds irrevocable instructions to effect payment of the Payment B Payment and that cleared funds are available to make that payment."

--------------------------------------------------------------------------------

(d)    add the following new sentence to Section 2(b):

       "Each new account so designed must be in the same tax jurisdiction as the original account."

(e) Delete the word "if" at the beginning of Section 2(d)(i)(4) and insert the following words instead:

       "if and only if X is Party A and";

(f) In Section 2(d)(ii) insert the words "(if and only if Y is Party A)" after the word then at the beginning of the last paragraph. Party B will have no obligation to pay any amount to Party A under Section 2(d)(ii), and may make any payment under or in connection with this Agreement net of any deduction or withholding referred to in Section 2(d)(i).

(g) ADDITIONAL REPRESENTATIONS: In Section 3 add the following immediately after paragraph (f):

       "(g) NON ASSIGNMENT. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over any of its rights under any Transaction (other than, in respect of Party B, the Trusts created pursuant to the Trust Deed) and has not given any charge over the assets of the Trust (other than as provided in the Security Trust Deed), in the case of Party B.

(h) Party B also represents to Party A (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that:

       (i) TRUST VALIDLY CREATED. The Trust has been validly created and is in existence at the date of this Agreement.

       (ii) SOLE TRUSTEE. Party B has been validly appointed as trustee of the Trust and is presently the sole trustee of the Trust.

       (iii) NO PROCEEDINGS TO REMOVE. No notice has been given to Party B and to Party B's knowledge no resolution has been passed, or direction or notice has been given, removing Party B as trustee of the Trust.

       (iv) POWER. Party B has power under the Trust Deed to enter into this Agreement and the Security Trust Deed in its capacity as trustee of the Trust.

       (v) GOOD TITLE. Party B is the equitable owner of the assets of the Trust and has power under the Trust Deed to mortgage or charge them in the manner provided in the Security Trust Deed and, subject only to the Trust Deed, the Security Trust Deed and any Security Interest (as defined in the Security Trust Deed) permitted under the Trust Deed, as far as Party B is aware, those assets are free from all other Security Interests.

(i)    In Section 4 add a new paragraph as follows:

       (f) CONTRACTING AS PRINCIPAL. Party A will enter into all Transactions as principal and not otherwise and Party B will enter into all Transactions in its capacity as trustee of the Trust and not otherwise."

(j) CONFIRMATIONS. For the purposes of Section 9(e)(ii) Party B (either itself or through the Manager) will, on or promptly after the relevant Trade Date, send Party A and DLJ a Confirmation confirming that Transaction and Party A and DLJ must promptly then confirm the accuracy of and sign and return or request the correction of such Confirmation. Notwithstanding the provisions of Section 9(e)(ii), each Confirmation in respect of a Transaction which is confirmed by electronic messaging system, an exchange of telexes or an exchange of facsimiles will be further evidenced by an original Confirmation signed by the parties, however any failure to sign an original Confirmation will not affect the validity or enforcement of any Swap Transaction.

(k) Section 5(b)(i) (ILLEGALITY) is amended by adding the following paragraph at the end:

       "this sub paragraph (i) does not apply to the imposition by the Australian government or any agency of the Australian government of any exchange control restrictions or prohibitions ("EXCHANGE CONTROLS"). For the avoidance of doubt:

       (i) exchange controls do not constitute an Illegality or Event of Default or Termination Event under this Agreement, and do not entitle a party to terminate a Transaction or

--------------------------------------------------------------------------------
              otherwise refuse to make any payments it is obliged to make under a Transaction"; and

       (ii) delivery by Party B of Australian dollar amounts required to be paid by it under any relevant Confirmation to the bank account specified in that confirmation will constitute proper payment of those amounts by Party B and Party A's obligations under this Agreement will be unaffected by any such exchange controls.

(l) Section 6 is amended by replacing "20 days" in line 3 with "10 Local Business Days", and deleting the words "all outstanding Transactions" where they appear and inserting instead of words "the Relevant Swap Transaction".

(m)    Add a new Section 6(aa):

       "(aa)  RESTRICTED TERMINATION RIGHTS

              (i) TERMINATION BY PARTY B: Party B must not designate an Early Termination Date without the prior written consent of the Note Trustee.

              (ii) CONSULTATION: Each Party may only designate an Early Termination Date following prior consultation with the other Party as to the timing of the Early Termination Date. Subject to its duties under the Trust Deed and the Supplementary Terms Notice, Party B may exercise any rights in its capacity as holder of the Purchased Receivables only on the instructions of the Note Trustee and only after consultation between Party A and the Note Trustee.

              (iii)  PARTY A'S LIMITED RIGHTS IN RELATION TO TAX EVENT:

                     (a) Notwithstanding Part 1(c)(iii) of this Schedule, Party A may designate an Early Termination Date if it is an Affected Party following a Tax Event but only if all Notes will be redeemed at their Invested Amount (or, if the Noteholders by Extraordinary Resolution have so agreed, at their Stated Amount) together with accrued interest to (but excluding) the date of redemption.

                     (b) If a Tax Event occurs where Party A is the Affected Party and Party A is unable to transfer all its rights and obligations under this Agreement and each Transaction to an Affiliate pursuant to Section 6(b)(ii), Party A may, at its cost, transfer all its rights, powers and privileges and all its unperformed and future obligations under this Agreement and each Transaction to any person provided that:

                            (A) each Designated Rating Agency has confirmed in writing that the transfer will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Relevant Notes; and

                            (B) that person has a long term credit rating assigned by each of the Designated Rating Agencies of at least the long term credit rating assigned by that Designated Rating Agency to CSFBi as at the date of this Agreement or, otherwise, the Standby Swap Provider provides its written consent to the transfer.

                     (iv) TRANSFER WHERE PARTY B DOES NOT GROSS-UP: If any payment by Party B to Party A under this Agreement is, or is likely to be, made subject to any deduction or withholding on account of Tax, Party B will endeavour to procure the substitution as principal obligor under this Agreement in respect of each affected Transaction of a Party B incorporated in another jurisdiction approved by Party A, DLJ and the Note Trustee and in respect of which the Designated Rating Agencies confirm that the substitution will not cause a reduction or withdrawal of the rating of Notes".

--------------------------------------------------------------------------------

(n) In Section 6(b)(ii), add the words "so long as the transfer in respect of that Transaction would not lead to a rating downgrade of any rated debt of Party B that is secured under the Security Trust Deed" after the words "ceases to exist" at the end of the first paragraph.

(o) In Section 6(e), delete the sentence "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." At the end of the first paragraph.

(p)    Section 12 is amended as follows:

       (i) In Section 12(a), insert "and settlement instructions requiring payment to an entity other than the original counterparty" after "Section 5 or 6" in line 2.

       (ii)   Section 12(a)(iii) is replaced with:

              "(iii) if sent by facsimile transmission, on the date a transmission report is produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section, unless the recipient notifies the sender within one Local Business Day of the facsimile being sent that the facsimile was not received in its entirety and in legible form."

(q)    Section 14 of the Agreement is modified as follows :

       (i)    New definitions are inserted as follows:

              "FUTURE OBLIGATIONS" means all payment or delivery obligations (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) of a party under Section 2(a)(i) in respect of a Terminated Transaction or group of Terminated Transactions, that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. (For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that early Termination Date is to be included).

              "NOVATION DATE" means the date upon which the obligations of CSFBi as Party A under this Agreement and each Transaction are novated to DLJ as Standby Swap Provider pursuant to Section 19.

              "RELEVANT SWAP TRANSACTION" means, in relation to Class A-1 Notes, each Transaction which is a Currency Swap for Class A-1 Notes only and in relation to Class A-2 Notes, each Transaction which is a Currency Swap for Class A-2 Notes only.

              "TRUST DEED" means the Master Trust Deed dated 14 March 1998 as amended by the Crusade Global Trust No. 1 of 2001 Supplementary Terms Notice dated on or about the date of this Agreement between Party B, St George Bank Limited and the Manager ("SUPPLEMENTARY TERMS NOTICE") and each of the following expressions has the meanings given to them in the Trust Deed and the Supplementary Terms Notice.

              "ASSOCIATE"
              "CLASS A-1 NOTES"
              "CLASS A-2 NOTES"
              "CONDITIONS"
              "CURRENCY SWAP"
              "DESIGNATED RATING AGENCY"
              "EXTRAORDINARY RESOLUTION"
              "INSOLVENCY EVENT"
              "INVESTED AMOUNT"
              "MORTGAGED PROPERTY"
              "NOTE"
              "NOTE TRUSTEE"
              "PURCHASED RECEIVABLES"

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                                                                          Page 9

              "SECURITY TRUST DEED"
              "STATED AMOUNT"
              "TRUST"
              "TRUST EXPENSE"

       (ii)   The definition of "Market Quotation" is replaced with:

              "MARKET QUOTATION" means with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will take into account any existing Credit Support Documentation with respect to the obligations of such party.

              Each quotation will, at the option of the party making the determination, be determined as either:

              (1) the amount, if any, that would be paid to such party (expressed as a negative number) or any such party (expressed as a positive number) in consideration of an agreement between such party and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of the Future Obligations of both parties; or

              (2) the present value (calculated using commercially reasonable discount rates) of the difference or the differences on each Scheduled Payment Date that would have occurred after the Early Termination Date between (a) the Future Obligations of the other party to the Terminated Transaction or Termination Transactions and (b) the obligations that a quoting Reference Market-maker would have under a transaction ("Replacement Transaction") that would preserve for the party making the determination that party's Future Obligations, with such present value being positive if (a) is greater than (b) and negative if (a) is less than (b).

              The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide it's quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which the quotation or quotations are to be obtained will be selected in god faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

              If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined."

(r) TRUST DEED AND SECURITY TRUST DEED: The parties acknowledge and agree and for the purposes of the Trust Deed and Security Trust Deed

       (a)    all Transactions under this Agreement are "Hedge Agreements";

       (b)    Party A and DLJ are "Support Facility Providers",

(s) ISDA DEFINITIONS: This Agreement, each Confirmation and each Transaction are subject to the 2000 ISDA Definitions (published by the International Swap & Derivatives Association, Inc.) (the "ISDA DEFINITIONS"), and will be governed in all respects by any provisions set forth in the ISDA Definitions, without regard to any amendments to the ISDA Definitions made after the date of this Agreement. The ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each Confirmation.

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                                                                         Page 10

(t) INCONSISTENCY: In the event of any inconsistency between any two or more of the following documents, they shall take precedence over each other in the following descending order:

       (i)    any Confirmation;
       (ii)   the Schedule to the Master Agreement;
       (iii)  the other provisions of the Master Agreement;
       (iv)   the ISDA Definitions.

(u)    Any reference to a:

       (i) "SWAP TRANSACTION" in the ISDA Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

       (ii) "TRANSACTION" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purposes of interpreting the 1991 ISDA Definitions.

(v)    New Sections 15, 16, 17 and 18 are added as follows:


       "15.   TRUSTEE PROVISIONS

              (a) Each party acknowledges and agrees that Party B enters into this Agreement in its capacity as trustee of the Trust and in no other capacity. Clause 16 of the Security Trust Deed applies to govern Party A's priority to monies received from the sale of trust Assets or other enforcement of the Charge under the Security Trust Deed (each as defined in the Security Trust Deed). Clauses 1.2(p) and 30.16 of the Trust Deed apply to this Agreement as if set out in full, with references to Deed being construed as references to Agreement.

              (b)    Nothing in paragraph (a) limits Party A in:

                     (i) obtaining an injunction or other order to restrain any breach of this Agreement by Party B;

                     (ii)   obtaining declaratory relief; or

                     (iii) in relation to its rights under the Security Trust Deed.

              (c) Except as provided in paragraphs (a) and (b), Party A shall not

                     (i) (JUDGMENT) obtain a judgment for the payment of money or damages by Party B

                     (ii) (STATUTORY DEMAND) issue any demand under s459E(1) of the Corporations Law (or any analogous provision under any other law) against Party B;

                     (iii) (WINDING UP) apply for the winding up or dissolution of Party B;

                     (iv) (EXECUTION) levy or enforce any distress or other execution to, on, or against any assets of Party B;

                     (v) (COURT APPOINTED RECEIVER) apply for the appointment by a court of a receiver to any of the assets of Party B;

                     (vi) (SET-OFF OR COUNTERCLAIM) exercise or seek to exercise any set-off or counterclaim against Party B; or

                     (vii) (ADMINISTRATOR) appoint, or agree to the appointment, of any administrator to Party B,

                     or take proceedings for any of the above and Party A waives its rights to make those applications and take those proceedings.

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                                                                         Page 11

       16.    SEGREGATION:

              The liability of Party B under this Agreement is several and is separate in respect of each Relevant Swap Transaction. The failure of Party B to perform its obligations in respect of any Relevant Swap Transaction does not release Party B from its obligations under this Agreement or under any other Relevant Swap Transaction in respect of any other Notes issued by Party B. Nothing in this Agreement affects the respective priority rankings of claims against the Mortgaged Property under the Security Trust Deed. Without limiting the generality of the foregoing, the provisions of this Agreement have effect separately and severally in respect of each Relevant Swap Transaction and are enforceable by or against Party B as though a separate agreement applied between Party A and Party B for each Relevant Swap Transaction, so that (among other things):

              (i) this Agreement together with each Confirmation relating to a Relevant Swap Transaction will form a single separate agreement between Party A and Party B and references to the respective obligations (including references to payment obligations generally and in the context of provisions for the netting of payments and the calculation of amounts due on early termination) of Party A and Party B shall be construed accordingly as a several reference to each mutual set of obligations arising under each such separate agreement between Party A and Party B;

              (ii) representations made and agreements entered into by the parties under this Agreement are made and entered separately and severally by Party B in respect of each Relevant Swap Transaction and may be enforced by Party B against Party A separately and severally in respect of each Relevant Swap Transaction;

              (iii) rights of termination, and obligations and entitlements consequent upon termination, only accrue to Party A against Party B separately and severally in respect of each Relevant Swap Transaction, and only accrue to Party B against Party A separately and severally in respect of each Relevant Swap Transaction; and

              (iv) the occurrence of an Event of Default or Termination Event in respect of a Relevant Swap Transaction does not in itself constitute Event of Default or Termination Event in respect of any other Relevant Swap Transaction.

       17.    REPLACEMENT CURRENCY SWAP

              (a) If this Agreement or any Transaction under this Agreement is terminated, Party B must, at the direction of the Manager, enter into one or more currency swaps which replace the Transactions under this Agreement (collectively a "REPLACEMENT CURRENCY SWAP") but only on the following conditions:

                     (i) the Settlement Amount payable (if any) by Party B to Party A upon termination of this Agreement or any Transaction will be paid in full when due in accordance with the Supplementary Terms Notice and this Agreement;

                     (ii) the Designated Ratings Agencies confirm that the Replacement Currency Swap will not cause a reduction or withdrawal of the ratings of the Notes; and

                     (iii) the liability of Party B under the Replacement Currency Swap is limited to at least the same extent that its liability is limited under this Agreement.

              (b) If Party B enters into the Replacement Currency Swap pursuant to paragraph (a) it must direct the Replacement Currency Swap provider to pay any upfront premium to enter into the Replacement Currency Swap due to Party B directly to Party A in satisfaction of and to the extent of Party B's obligation to pay the Settlement Amount to Party A as referred to in Section 17(a) and to the extent that such premium is not greater than or equal to the

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                                                                         Page 12

                     Settlement Amount, the balance must be satisfied by Party B as a Trust Expense.

              (c) If Party B enters into a Replacement Currency Swap pursuant to paragraph (a), Party B must direct Party A to pay any Settlement Amount payable by Party A to Party B on termination of this Agreement or any Transaction directly to the Replacement Currency Swap provider as payment and to the extent of any premium payable by Party B to enter into the Replacement Currency Swap, in satisfaction of and to the extent of Party A's obligation to pay that part of the Settlement Amount to Party B.

       18.    NOVATION

              DLJ may at any time novate its rights, powers and privileges and all its unperformed and future obligations as Standby Swap Provider under this Agreement and each Transaction to any Affiliate of Credit Suisse First Boston (the "New Counterparty") provided that:

              (a) the New Counterparty is obligated to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or has the benefit of a guarantee from CSFB (USA), Inc.;

              (b) the New Counterparty provides a legal opinion to Party B that this Agreement, as novated, is valid, binding and enforceable (subject to equitable doctrines and creditor's right generally); and

              (c) the Designated Ratings Agencies confirm that the novation to the New Counterparty will not cause a reduction or withdrawal of the ratings of the Notes.

              Party B and the Manager will execute all such documents as are reasonably necessary to give effect to that novation. After such novation:

              (i) DLJ's rights (except those which have accrued prior to any such novation), powers, privileges and obligations under this Agreement and each Transaction terminate;

              (ii) DLJ will be taken to have transferred its rights, powers and privileges under this Agreement and each Transaction to the New Counterparty and the New Counterparty will be taken to have assumed obligations equivalent to those DLJ had under this Agreement and each Transaction;

              (iii) Party B will be taken to have released DLJ from all its unperformed and future obligations under this Agreement and each Transaction; and

              (iv) This Agreement and the Confirmation relating to each transaction shall be construed as if the Transferee was a party to it in place of DLJ".

(w)    TELEPHONE RECORDING:  Each party:

       (i) consents to the recording of the telephone conversations of trading and marketing personnel of that party and its Affiliates in connection with this Agreement or any potential Transaction; and

       (ii) agrees to obtain any necessary consent of and give notice of such recording to such personnel of it and its Affiliates.

(x) RELATIONSHIP BETWEEN PARTIES: Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):-

       (a) NON-RELIANCE. It is acting for its own account (or, in the case of Party B, as trustee of the Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advise from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a

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                                                                         Page 13

              Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

       (b) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(y) APPOINTMENT OF MANAGER: Party A acknowledges that under the Trust Deed Party B has appointed the Manager as manager of the Trust with the powers set out in and upon and subject to the terms of, the Trust Deed. Accordingly, subject to the terms of the Trust Deed, the Manager:

       (i) may arrange, enter into, and monitor Transactions, execute Confirmations and exercise all other rights and powers of Party B under this Agreement; and

       (ii) without limiting the generality of the foregoing, the Manager shall, issue and receive, on behalf of Party B all notices, Confirmations, certificates and other communications to or by Party A under this Agreement.

(z)    New Sections 19 and 20 are added as follows:

       "19.   RATINGS DOWNGRADE

              (i) If, as a result of the withdrawal or downgrade of its credit rating by a Designated Rating Agency, Party A does not have either a long term credit rating of at least AA-by S&P or a short term credit rating of at least A-1+ by S&P, and a long term credit rating of at least A2 by Moody's or a long term rating of at least AA- by Fitch (and, in the case of Moody's or Fitch, such a downgrade would, except for this clause adversely affect the rating of the Notes), Party A shall within:

                     (A) 30 Business Days of a downgrade of its long term credit rating by S&P to not lower than A- together with a downgrade of its short term credit rating by S&P to not lower than A-1, or the downgrade of its long term credit rating by Moody's to not lower than A3, or a downgrade of its long term credit rating by Fitch IBCA to not lower than A-;

                     (B) 5 Business Days of any other such withdrawal or downgrade and for the avoidance of doubt, if Party A's long term credit rating by S&P is not lower than A- and Party A's short term credit rating by S&P is not lower than A-1, and in each case Party A's long term credit rating by Moody's is not lower than A3 and its long term credit rating by Fitch IBCA is not lower than A- then paragraph (A) above shall apply and not this paragraph (B),


                            (or, in either case, such greater period as is agreed to in writing by the relevant Designated Rating Agency) at its cost alone and at its election:

                     (C) (in the case of paragraph (i)(A) only) lodge cash collateral in US$ in the Swap Collateral Account (as defined below) in an amount equivalent to the Cash Collateral Amount as defined in Section (19)(v)(A) below. Any interest earned on it is payable to Party
                            A. Party A will pay any costs associated with lodgment of the collateral; or

                     (D) at the cost of Party A, enter into an agreement novating this Agreement to a replacement counterparty proposed by any of Party A, Party B, DLJ or the Manager (if any) and approved by DLJ and in respect of which each Designated Rating Agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating, assigned by it, to the Notes; or

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                                                                         Page 14

                     (E) enter into such other arrangements which each Designated Rating Agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the Notes.

              (ii) Where Party A procures a replacement counterparty in accordance with Section 19(i)(D), each party to this Agreement shall do all things necessary to novate the relevant rights and obligations to the replacement counterparty.

              (iii) Where Party B has not established a Swap Collateral Account and Party A is required to deposit monies into a Swap Collateral Account, the Manager must direct Party B to establish, as soon as is practicable, and maintain, in the name of Party B a Swap Collateral Account.

              (iv) Party B may only make withdrawals from the Swap Collateral Account if directed to do so by the Manager and then only for the purpose of:

                     (A) novating obligations under this Agreement in accordance with Section 19(i)(D) or entering into any other arrangement in accordance with Section 19(i)(E);

                     (B) refunding to Party A the amount of any reduction in the Swap Collateral Amount, from time to time and providing the Designated Rating Agencies have confirmed, in writing, that such refund will not result in a Note Downgrade;

                     (C) withdrawing any amount which has been incorrectly deposited into the Swap Collateral Account;

                     (D) paying financial institutions duty, bank accounts debit tax or other equivalent Taxes payable in respect of the Swap Collateral Account; or

                     (E) [funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment.]

              (v)    For the purpose of Sections 19 and 20 :

                     (A) the CASH COLLATERAL AMOUNT shall be an amount equal to the greater of the following:

                            (1)    zero;

                            (2)    CRR; and

                            (3) an amount acceptable to Moody's and Fitch and sufficient to maintain the credit rating assigned to the Notes by Moody's and Fitch immediately prior to the review of Party A's credit rating; and

                     (B) APPROVED BANK means a Bank which has a short- term rating of at least A-1+ (S&P), P-1 (Moody's) and F1+ (Fitch IBCA).

                     (C) SWAP COLLATERAL ACCOUNT means an account established by Party B with an Approved Bank outside Australia.

              (vi) For the purpose of Section 19(v)(A), the formula for calculating CCR is as follows.

                     CCR = CR x 1.030

                     where

                     CR means MTM + VB

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                                                                         Page 15

                     MTM means the mark-to-market value of the swap. Party A will have to mark the swap to market and post collateral on a weekly basis, with a cure period of 3 days. The mark-to-market value should reflect the higher of 2 bids from counterparties that will be eligible and willing to provide the swap in the absence of Party A.

                     VB means the volatility buffer, being the relevant percentage calculated from the following table:

                              VOLATILITY BUFFER (%)

COUNTERPARTY      MATURITIES UP TO   MATURITIES UP TO     MATURITIES MORE THAN
RATING            5 YEARS            10 YEARS             10 YEARS

A+                1.05               1.75                 3.0
A                 1.35               2.45                 4.5
A-                1.5                3.15                 6.0


       20.    STANDBY CURRENCY SWAP PROVIDER

              (a) If CSFBi as Party A fails to make, when due, any payment required to be made by it to Party B under a Transaction (after giving effect to any grace period) then, as soon as practicable following such failure but, in any event no later than 11.00 am (New York time) on the Payment Date, Party B must notify CSFBi as party A and DLJ in writing of such failure, the amount of the defaulted payment and the basis of calculation of the defaulted payment.

              (b)    If DLJ receives a notice under Section 20(a) on or before
                     11.00 am (New York time), it must pay to Party B the amount then owing by CSFBi as Party A to Party B under that Transaction no later than 1.30pm (New York time) on the Payment Date. If DLJ receives such notice after 11.00 am (New York time) on the Payment Date, DLJ must make the payment not later than 1.30 pm (New York time) on the next Business Day.

              (c) DLJ shall make such payment in full, without any set off, counterclaim or exercise of any similar right or defence, other than any netting permitted under this Agreement.

              (d) DLJ's obligations under this Section 20 with respect to a Transaction commence on the Effective Date (specified in the Confirmation) and terminate on the earlier of the Final Maturity Date and the date on which the Transaction is otherwise terminated in accordance with its terms.

              (e) Where CSFBi as Party A is required to comply with Section 19 and fails to do so within the relevant time, Party B must, as soon as practicable and, in any event no later than the Business Day following such failure, notify CSFBi as Party A and DLJ in writing of such failure.

              (f)    If:

                     (i) CSFBi as Party A defaults in its payment obligations and DLJ has complied with its obligations under
                            Section 20(b); or

                     (ii) CSFBi as Party A defaults in complying with its obligations under Section 19 and DLJ has received notice of such failure pursuant to Section 20(e),

                     then:

                     (A) CSFBi's rights, powers, privileges and obligations as Party A under this Agreement and each Transaction terminate other than its rights, powers, privileges and obligations pursuant to Section 20(g);

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                                                                         Page 16

                     (B) subject to section 20(f)(C), CSFBi will be taken to have transferred its rights powers and privileges as Party A under this Agreement and each Transaction to DLJ and DLJ will be taken to have assumed obligations equivalent to those that CSFBi as Party A had under this Agreement and each Transaction;

                     (C) Party B and DLJ will be taken to have released CSFBi as Party A from all its unperformed and future obligations under this Agreement and each Transaction other than is present and future obligations pursuant to Section 20; and

                     (D) this Agreement and the Confirmation relating to each Transaction shall be construed as if DLJ was a party to it in place of Party A except that:

                            (i) references to "CSFBi as Party A" will not apply to DLJ as Party A;

                            (ii)   without limiting Section 20(f)(D)(i), this
                                   Section 20 will not apply to DLJ as Party A.

              (g) Following a novation under this Section 20, CSFBi as Party A must pay DLJ or DLJ must pay CSFBi as Party A an amount (the "Novation Settlement Amount") being:

                     (i) in the case of payment by CSFBi as Party A to DLJ, an amount equal to the amount (if any) that would be payable by Party A to Party B; and

                     (ii) in the case of payment by DLJ to CSFBi as Party A, an amount equal to the amount (if any) that would be payable by Party B to Party A,

                     as if each Transaction had been terminated, calculated and payable in accordance with Sections 6(d) and (e) on the basis that:

                     (i) the Novation Date is the Early Termination Date and the Novation Settlement Amount is due and payable on the day that notice of the amount payable is effective;

                     (ii) the Early Termination Date has resulted from an Event of Default in respect of which Party A is the Defaulting Party; and

                     (iii)  the Termination Currency is U.S. Dollars.

              (h) In consideration of DLJ agreeing to act as Standby Swap Provider, Party B agrees to pay to DLJ quarterly in arrears a fee that accrues from day to day and is calculated at the rate of [ % per annum of the Housing Loan Principal of all Fixed Rate Loans on the relevant day]. This fee is payable on each Payment Date, subject to (and to the extent that funds are available under) the cashflow allocation methodology in the Supplementary Terms Notice.

              (i) None of the above fees in this Section 20 are to be increased by reference to any applicable goods and services tax unless:

                     (A) the parties to this Agreement agree (that agreement not to be unreasonably withheld); and

                     (B)    the increase will not result in a Note Downgrade.

              (j) In consideration of DLJ agreeing, at the request of CSFBi as Party A, to act as Standby Swap Provider, CSFBi agrees to indemnify DLJ on demand against any loss, charge, liability or expense that DLJ may sustain or incur


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                                                                         Page 17
                     as a direct or indirect consequence of CSFBi as Party A failing to comply with its obligations under this Agreement or any Transaction or the Manager requiring DLJ to make a payment under this Agreement or any Transaction".















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